ARTICLES OF AMENDMENT
                             TO THE
                            CHARTER
                               OF
            MID-AMERICA APARTMENT COMMUNITIES, INC.


     Pursuant tot he provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

     1.    The  name of the corporation is Mid-America  Apartment
Communities, Inc.

     2.   The text of each amendment adopted is:

          (a)  Section 14(c) is hereby amended  by
               the  deletion of the first sentence
               thereof and the replacement of that
               sentence with the following:

               Notwithstanding any other provision
               hereof   to  the  contrary,  except
               Sections   14(e)  and  14(k),   any
               acquisition  of shares  of  capital
               stock  that (i) causes any person's
               ownership  to exceed the Limit  (as
               defined  in Section 14(d)  or  (ii)
               would      result      in       the
               disqualification of the Corporation
               as  a REIT under the Code shall  be
               void   ab  initio  to  the  fullest
               extent  permitted under  applicable
               law and the intended transferee  of
               those  shares shall be deemed never
               to have had an interest therein.

          (b)  Section 14(g) is hereby amended  by
               the   addition  of  the   following
               clause  to  the  beginning  of  the
               first sentence thereof:

               Subject   to   the  provisions   of
               Section 14(k) hereof,

     3.   The corporation is a for-profit corporation.

     4. The amendment was duly adopted by unanimous consent on January 27, 1994 by the sole shareholder of the Corporation.

     5. This amendment shall be effective when these Articles are filed with the Secretary of State of Tennessee.

Dated: January  28,  1994             Mid-America  Apartment Communities, Inc.

Vice President                By:/s/ Lynn A. Johnson
--------------------             --------------------------
Signer's Capacity                       Lynn A. Johnson